                                                                   EXHIBIT 10.31



                                [CRESCENT LOGO]

                                  OFFICE LEASE

                                     BETWEEN

                      CRESCENT REAL ESTATE FUNDING X, L.P.

                                  ("LANDLORD")

                                       and

                                 GAINSCO, INC.

                                   ("TENANT")

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.  Basic Lease Information...............................................     1
2.  Lease Grant ..........................................................     2
3.  Term; Adjustment of Commencement Date; Possession.....................     2
4.  Rent..................................................................     3
5.  Tenant's Use of Premises..............................................     7
6.  Security Deposit......................................................     8
7.  Services to be Furnished by Landlord..................................     8
8.  Use of Electrical Services by Tenant..................................     9
9.  Repairs and Alterations...............................................    10
10. Entry by Landlord.....................................................    11
11. Assignment and Subletting.............................................    11
12. Liens.................................................................    13
13. Indemnity and Waiver of Claims........................................    13
14. Insurance.............................................................    14
15. Mutual Waiver of Subrogation..........................................    14
16. Casualty Damage.......................................................    15
17. Condemnation..........................................................    15
18. Events of Default.....................................................    16
19. Remedies..............................................................    16
20. Limitation of Liability...............................................    18
21. No Waiver.............................................................    19
22. Tenant's Right to Possession..........................................    19
23. Relocation ...........................................................    19
24. Holding Over .........................................................    19
25. Subordination to Mortgages; Estoppel Certificate......................    19
26. Attorneys' Fees.......................................................    20
27. Notice................................................................    20
28. Reserved Rights.......................................................    20
29. Surrender of Premises.................................................    20
30. Hazardous Materials...................................................    21
31. Miscellaneous.........................................................    21


EXHIBITS AND RIDERS

EXHIBIT A-1  OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2  LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B    RULES AND REGULATIONS
EXHIBIT C    COMMENCEMENT LETTER
EXHIBIT D    WORK LETTER
EXHIBIT E    PARKING AGREEMENT
EXHIBIT F    EXCLUSIVE BANKING RIGHT HELD BY WELLS FARGO
EXHIBIT G    OPTION TO EXTEND
EXHIBIT H    TERMINATION OPTION

                                  OFFICE LEASE

     This Office Lease (this "Lease") is entered into by and between CRESCENT REAL ESTATE FUNDING X, L.P., a Delaware limited partnership ("Landlord"), and GAINSCO, INC., a Texas corporation ("Tenant"), and shall be effective as of the date set forth below Landlord's signature (the "Effective Date").

1. BASIC LEASE INFORMATION. The key business terms used in this Lease are defined as follows:

     A. "Building" shall mean the building commonly known as Fountain Place and located at 1445 Ross Avenue, Dallas, Dallas County, Texas.

     B. "Rentable Square Footage of the Building" is deemed to be 1,200,266 square feet.

     C. "Premises" shall mean the area shown on Exhibit A-1 to this Lease. The Premises are located on the 53rd floor and known as suite number(s) 5300. The "Rentable Square Footage of the Premises" is deemed to be 8,352 square feet. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

     D. "Base Rent":

                                               ANNUAL RATE           MONTHLY
                         PERIOD              PER SQUARE FOOT        BASE RENT
                         ------              ---------------        ----------

             Commencement  to   Expiration        $21.00            $14,616.00
                 Date              Date


     E. "Tenant's Pro Rata Share" is equal to the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Building.

     F. "Base Year" for Operating Expenses: 2003.

     G. "Term": The period of approximately 48 months starting on the Commencement Date, subject to the provisions of Article 3.

     H. "Estimated Commencement Date": August 26, 2002, subject to adjustment, if any, as provided in Section 3.A and the Work Letter, if any.

     I. "Security Deposit": $0.00.

     J. "Guarantor(s)": N/A




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


     K.   "Notice Addresses":

     Tenant: On or after the Commencement Date, notices shall be sent to Tenant at the Premises(1). Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

GAINSCO, Inc.
500 Commerce Street
Fort Worth, Texas 76102
Attn: Robert W. Stallings
Phone #: (817) 336-2500
Fax #: (817) 335-1230

Landlord:                       With a copy to:

1445 Ross Avenue                777 Main Street              300 Crescent Court, Suite 120
Suite 5100                      Suite 2100                   Dallas, Texas 75201
Dallas, Texas 75202             Fort Worth, Texas 76102      Attn: Senior Vice President
Attn: Property Manager          Attn: Legal Department       Asset Management and Leasing
Phone #: (214) 855-7766         Phone #: (817) 321-2100      Phone #: (214) 880-4545
Fax #: (214) 855-7764           Fax #: (817) 321-2010        Fax #: (214) 880-4547

     Rent (defined in SECTION 4.A.) is payable to the order of Crescent Real Estate Funding X, L.P. at the following address: P.O. Box 844831, Dallas, Texas 75284-4831 or by wire transfer to Bank of America, Dallas, Texas, ABA #111-0000-25, for further credit to Crescent Real Estate Funding X, L.P., Account #4792376514.

     L. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

     M. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including the Americans with Disabilities Act and any other law pertaining to disabilities and architectural barriers (collectively, "ADA"), and all laws pertaining to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601 et. seq. ("CERCLA"). N. "Normal Business Hours" for the Building are 7:00 A.M. to 7:00 P.M. on Business Days and 8:00 A.M. to 2:00 P.M. on Saturdays, exclusive of Holidays.

2. LEASE GRANT. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property (defined below) that are designated by Landlord for the common use of tenants and others, such as sidewalks, common corridors, vending areas, lobby areas and, with respect to multi-tenant floors, restrooms and elevator foyers (the "Common Areas"). "Property" means the Building and the parcel(s) of land on which it is located as more fully described on EXHIBIT A-2, together with all other buildings and improvements located thereon; and the Building garage(s) and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

3.   TERM; ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

     A. TERM. This Lease shall govern the relationship between Landlord and Tenant with respect to the Premises from the Effective Date through the last day of the Term specified in SECTION 1.G (the "Expiration Date"), unless terminated early in accordance with this Lease. The Term of this Lease (as specified in SECTION 1.G) shall commence on the "Commencement Date", which shall be the earlier of (1) the date on which the Landlord Work (defined below) is Substantially Complete, as determined pursuant to Paragraph 4(c) of the Work Letter (defined below), or (2) the date on which the Landlord Work would have been Substantially Complete but for Tenant Delay, as such term is defined in Paragraph 4(c) of the Work Letter, or (3) the date Tenant takes possession of any part of the Premises for purposes of conducting business.(2) If Landlord is delayed in delivering possession of the Premises or

----------
(1) Attention: Glenn W. Anderson

(2) Notwithstanding anything to the contrary in the foregoing, if the Landlord Work is Substantially Complete prior to the Estimated Commencement Date, Tenant may elect, by delivering written notice to Landlord, not to accept possession of the any other space due to any reason, including Landlord's failure to Substantially Complete the Landlord Work by the Estimated Commencement Date, the holdover or unlawful possession of such space by any third party, or for any other reason, such delay shall not be a default by Landlord, render this Lease void or voidable, or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement substantially in the form attached as EXHIBIT C. Notwithstanding any other provision of this Lease to the contrary, if the Expiration Date would otherwise occur on a date other than the last day of a calendar month, then the Expiration Date shall be automatically extended to the last day of such calendar month. "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as EXHIBIT D. If a Work Letter is not attached to this Lease or if an attached Work Letter does not require Landlord to perform any work, the occurrence of the Commencement Date shall not be conditioned upon the performance of work by Landlord.

     B. ACCEPTANCE OF PREMISES. The Premises are accepted by Tenant in "as is" condition and configuration subject to (1) any Landlord obligation to perform Landlord Work, (2) Landlord's repair obligations under SECTION 9.B, and (3) any latent defects (of which Tenant notifies Landlord within one year after the Commencement Date) in the Premises or the Landlord Work. BY TAKING POSSESSION OF THE PREMISES, TENANT AGREES THAT THE PREMISES ARE IN GOOD ORDER AND SATISFACTORY CONDITION AND AGREES THAT(3) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE CONDITION OF THE PREMISES OR THE BUILDING.

     C. POSSESSION OF PREMISES PRIOR TO COMMENCEMENT DATE. Tenant shall not take possession of the Premises prior to the Commencement Date except with the prior written consent of Landlord. If Tenant takes possession of the Premises or commences business activities at the Premises before the Commencement Date with Landlord's permission, such possession and occupancy shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in SECTION 4.A) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g., freight elevator usage), Tenant shall not be required to pay Base Rent and Tenant's Pro Rata Share of Excess Operating Expenses and Tenant's Pro Rata Share of electrical and other costs under SECTION 4.H for any days of possession before the Commencement Date during which Tenant, with the written consent of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4.   RENT.

     A. PAYMENTS. As consideration for this Lease, commencing on the Commencement Date, Tenant shall pay Landlord, without any demand, setoff or deduction, the total amount of Base Rent, Tenant's Pro Rata Share of Excess Operating Expenses (defined in SECTION 4.B) and any and all other sums payable by Tenant under this Lease (all of which are sometimes collectively referred to as "Rent"). Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and Tenant's Pro Rata Share of Excess Operating Expenses shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If the Term commences on a day other than the first day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Excess Operating Expenses for the month shall be prorated on a daily basis based on a 360 day calendar year. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Lease or applicable Law. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     B. EXCESS OPERATING EXPENSES. Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Operating Expenses (defined in SECTION 4.D) for each calendar year during the Term


--------------------------------------------------------------------------------
Premises earlier than the Estimated Commencement Date, in which event the Commencement Date shall be the Estimated Commencement Date.

(3) ,EXCEPT FOR ANY REMAINING PUNCHLIST ITEMS RELATED TO THE LANDLORD WORK, exceeds Operating Expenses for the Base Year (the "Excess Operating Expenses").(4) If Operating Expenses in any calendar year decrease below the amount of Operating Expenses for the Base Year, Tenant's Pro Rata Share of Operating Expenses for that calendar year shall be $0. In no event shall Base Rent be reduced if Operating Expenses for any calendar year are less than Operating Expenses for the Base Year. No later than January 1 of each calendar year, Landlord shall provide Tenant with a good faith estimate of the Excess Operating Expenses for such calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess Operating Expenses. If Landlord determines that its good faith estimate of the Excess Operating Expenses was incorrect, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Excess Operating Expenses by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the same year's prior incorrect estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be credited against the next sums due and owing by Tenant or, if no further Rent is due, refunded directly to Tenant within 30 days of determination. The obligation of Tenant to pay for Excess Operating Expenses as provided herein shall survive the expiration or earlier termination of this Lease.

     C. RECONCILIATION OF OPERATING EXPENSES. Within 120 days after the end of each calendar year or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses and Excess Operating Expenses for such calendar year. If the most recent estimated Excess Operating Expenses paid by Tenant for such calendar year are more than the actual Excess Operating Expenses for such calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due; provided, if the Term expires before the determination of the overpayment, Landlord shall, within 30 days of determination, refund any overpayment to Tenant after first deducting the amount of Rent due. If the most recent estimated Excess Operating Expenses paid by Tenant for the prior calendar year are less than the actual Excess Operating Expenses for such year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Operating Expenses, any underpayment for the prior calendar year.

     D. OPERATING EXPENSES DEFINED. "Operating Expenses" means all costs and expenses incurred or accrued in each calendar year in connection with the ownership, operation, maintenance, management, repair and protection of the Property which are directly attributable or reasonably allocable to the Building, including Landlord's personal property used in connection with the Property and including all costs and expenditures relating to the following:

     (1) Operation, maintenance, repair and replacements of any part of the Property, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and security systems; materials and supplies (such as light bulbs and ballasts); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

     (2) Administrative and management fees, including accounting, information and professional services (except for negotiations and disputes with specific tenants not affecting other parties)(5); management office(s); and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management(6).

     (3) Janitorial service; window cleaning; waste disposal; gas, water and sewer and other utility charges (including add-ons); and landscaping, including all applicable tools and supplies.


----------
(4) Notwithstanding the foregoing, Tenant's Pro Rata Share of Controllable Expenses (defined below) shall not increase by more than 8% (compounded annually) over Tenant's Pro Rata Share of Controllable Expenses in the Base Year. However, any increases in Excess Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the Term (subject to the foregoing limitation) until fully recouped by Landlord. The term "Controllable Expenses" means all Operating Expenses excluding expenses relating to the cost of utilities, insurance, real estate taxes and other uncontrollable expenses.

(5) , provided that the management fee shall not exceed 4% of gross revenues for the Property

(6) at or below the level of regional property manager and regional asset manager

     (4) Property, liability and other insurance coverages carried by Landlord, including deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

     (5) Real estate taxes, assessments, business taxes, excises, association dues, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, including interest on installment payments, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, operation or possession of the Property (including personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property), or substituted, in whole or in part, for a tax previously in existence by any taxing authority, or assessed in lieu of a tax increase, or paid as rent under any ground lease. Real estate taxes do not include(7) Landlord's income, franchise or estate taxes (except to the extent such excluded taxes are assessed in lieu of taxes included above).

     (6) Compliance with Laws, including license, permit and inspection fees (but not in duplication of capital expenditures amortized as provided in SECTION 4.D(9))(8); and all expenses and fees, including attorneys' fees and court or other venue of dispute resolution costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlord's costs).

     (7) Security services, to the extent provided or contracted for by Landlord.

     (8) Goods and services purchased from Landlord's subsidiaries and affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods and services.

     (9) Amortization of capital expenditures incurred: (A) to conform with Laws(9); (B) to provide or maintain building standards (other than building standard tenant improvements); or (C) with the intention of promoting safety or reducing or controlling increases in Operating Expenses, such as lighting retrofit and installation of energy management systems. Such expenditures shall be amortized uniformly over a reasonable period of time determined by Landlord, together with interest on the unamortized balance at the Prime Rate (defined in SECTION 19.A(6)) (as of the date incurred) plus 2%.

     E. EXCLUSIONS FROM OPERATING EXPENSES. Operating Expenses exclude the following expenditures:

     (1) Leasing commissions, attorneys' fees and other expenses related to leasing tenant space and constructing improvements for the sole benefit of an individual tenant.

     (2) Goods and services furnished to an individual tenant of the Building which are above building standard and which are separately reimbursable directly to Landlord in addition to Excess Operating Expenses.

     (3) Repairs, replacements and general maintenance paid by insurance proceeds or condemnation proceeds.

     (4) Except as provided in SECTION 4.D(9), depreciation, amortization, interest payments on any encumbrances on the Building and the cost of capital improvements or additions.

----------
(7) (A) any penalties and interest incurred because of the delinquency by Landlord in timely paying such taxes (unless such penalties and interest are incurred as a result of Tenant's failure to timely pay its portion of such taxes or as a result of Landlord's contesting such taxes in good faith), and (B)

(8) (only to the extent that such compliance relates to Laws which are amended, become effective, or are interpreted or enforced differently, after the date of this Lease)

(9) which are amended, become effective, or are interpreted or enforced differently, after the date of this Lease; provided, however, all capital expenditures made in order to conform to or comply with ADA shall be included in Operating Expenses other than ADA compliance work performed as part of the Landlord Work described in the Work Letter.

     (5) Costs of installing any specialty service, such as an observatory, broadcasting facility, luncheon club, or athletic or recreational club.

     (6) Expenses for repairs or maintenance related to the Property which have been reimbursed to Landlord pursuant to warranties or service contracts.

     (7) Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord which customarily sell products or services to the public, including tenants of the Building.

     (8) Costs (other than maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Building.

     (9) Principal payments on indebtedness secured by liens against the Building, or costs of refinancing such indebtedness.

     (10) Electrical service costs paid separately pursuant to SECTION 4.H.(10)

     F. PRORATION OF OPERATING EXPENSES; ADJUSTMENTS. If Landlord incurs Operating Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Property and the other buildings or properties. If the Building is not 100% occupied during any calendar year or partial calendar year or if Landlord is not supplying services to 100% of the total Rentable Square Footage of the Building at any time during a calendar year or partial calendar year, Operating Expenses shall be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for its Pro Rata Share of Operating Expenses based on increases over a "Base Year" and Operating Expenses for a calendar year are determined as provided in the prior sentence, Operating Expenses for the Base Year shall also be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building. The extrapolation of Operating Expenses under this Section shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building.

     G. AUDIT RIGHTS. Within 60 days (the "Audit Election Period") after Landlord furnishes its statement of actual Operating Expenses for any calendar year (including the Base Year), Tenant may, at its expense during Landlord's normal business hours, elect to audit Landlord's Operating Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured event of default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing;
(3) in no event shall any audit be performed by a firm retained on a "contingency fee" basis; (4) the audit shall commence within 30 days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within 60 days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord's business; (6) Tenant and its accounting firm shall

----------

(10)

     (11) Salaries of officers and executives of Landlord, except as included in SECTION 4.D(2).

     (12) Interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant's failure to timely pay its portion of such amounts or as a result of Landlord's contesting such amounts in good faith.

     (13) Legal, auditing, consulting and professional fees paid or incurred in connection with negotiations for financings, refinancings or sales of the Property.

     (14) Costs relating to disputes between Landlord and a specific tenant of the Building.

     (15) Costs incurred as a result of an intentional tort by Landlord or its agents.

     (16) Costs, penalties and fines incurred due to the violation by Landlord or any other tenant of the Building of Laws, or the terms and conditions of any lease pertaining to the Building, except such as may be incurred by Landlord in contesting in good faith the alleged violation.

     (17) Costs relating to or arising, directly or indirectly, from the handling, removal, treatment, disposal or replacement of Hazardous Materials in the Property, which were not caused by the actions of Tenant, its agents, employees, contractors, subtenants, assignees or invitees.

treat any audit in a confidential manner and shall each execute Landlord's confidentiality agreement for Landlord's benefit prior to commencing the audit; and (7) the accounting firm's audit report shall, at no charge to Landlord, be submitted in draft form for Landlord's review and comment before the final approved audit report is delivered to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including estimated Excess Operating Expenses. Landlord shall credit any overpayment determined by the final approved audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within 30 days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the final approved audit report within 30 days of determination. The foregoing obligations shall survive the Expiration Date. If Tenant does not give written notice of its election to audit Landlord's Operating Expenses during the Audit Election Period, Landlord's Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.(11)

     H. ELECTRICAL COSTS. In addition to the Excess Operating Expenses, and as a separate obligation, Tenant shall pay Landlord Tenant's Pro Rata Share of the following costs incurred by Landlord which are directly attributable or reasonably allocable to the Building: (1) electrical services used in the operation, maintenance and use of the Property; (2) sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Property; and (3) other costs of providing electrical services to the Property. Tenant shall, with each monthly payment of Base Rent, pay Landlord's estimate of Tenant's Pro Rata Share of such electrical service costs in the same manner as provided for Operating Expenses in SECTION 4.B.

5.   TENANT'S USE OF PREMISES.

     A. PERMITTED USES. The Premises shall be used only for general office use (the "Permitted Use") and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, creates obnoxious odors (including tobacco smoke), noises or vibrations, is dangerous to persons or property, could increase Landlord's insurance costs, or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Except as provided below, the following uses are expressly prohibited in the Premises: schools, government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; radio, television or other telecommunications broadcasting; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord's reasonable opinion, impair the reputation or quality of the Building, overburden any of the Building systems, Common Areas or parking facilities (including any use which would create a population density in the Premises which is in excess of the density which is standard for the Building), impair Landlord's efforts to lease space or otherwise interfere with the operation of the Property. Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises only so long as they do not, in the aggregate, occupy more than 10% of the Rentable Square Footage of the Premises or any single floor (whichever is less): (A) the following services provided by Tenant exclusively to its employees: schools, training and other educational services; credit unions; and similar employee services; and (B) the following services directly and exclusively supporting Tenant's business: telemarketing; reservations; storage; data processing; debt collection; and similar support services.(12)

     B. COMPLIANCE WITH LAWS. Tenant shall comply with all Laws regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises and the use of the Common Areas. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices Tenant receives regarding a violation or alleged or potential violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT B and such other reasonable rules and regulations (or modifications thereto) adopted by Landlord from time to time. Such rules and

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(11) If the audit proves that Landlord's calculation of Operating Expenses and electrical costs for the calendar year under inspection was overstated by more than five percent (5%), then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant's invoice therefor.

(12) Tenant acknowledges that Landlord has granted an Exclusive Banking Right to Wells Fargo Bank (Texas), NA as set forth in Exhibit F attached hereto. Tenant agrees that it will not use the Premises for any purpose that would result in a violation of the Exclusive Banking Right granted by Landlord to Wells Fargo Bank (Texas), N.A., its successors or assigns.

regulations will be applied in an equitable manner as determined by Landlord. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations.

     C. TENANT'S SECURITY. Tenant shall (1) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Parties (defined in SECTION 13.A) and any of Tenant's transferees, contractors or licensees in the Common Areas and parking facilities of the Building and Property, from unlawful intrusion, theft, fire and other hazards;
(2) keep and maintain in good working order all security devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (3) cooperate with Landlord and other tenants in the Building on security matters. Tenant acknowledges that any security measures employed by Landlord are for Landlord's own protection; that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property; and that such security matters are the responsibility of Tenant and the local law enforcement authorities.

6. SECURITY DEPOSIT.(13) Landlord may, from time to time while an event of default remains uncured, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (A) the determination of Tenant's Pro Rata Share of any Excess Operating Expenses for the final year of the Term; (B) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (C) the Expiration Date. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.   SERVICES TO BE FURNISHED BY LANDLORD.

     A. STANDARD SERVICES. Landlord agrees to furnish Tenant with the following services during the Term:

     (1) Water service for use in the lavatories on each floor on which the Premises are located.

     (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as required by governmental authority or as Landlord 14 determines are standard for the Building. Tenant, upon such notice as is reasonably required by Landlord, and subject to the capacity of the Building systems, may request HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as determined by Landlord from time to time.

     (3)  Maintenance and repair of the Property as described in SECTION 9.B.

     (4) Janitorial service five days per week (excluding Holidays), as determined by Landlord. If Tenant's use of the Premises, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services.

     (5) Elevator service, subject to proper authorization and Landlord's policies and procedures for use of the elevator(s) in the Building.

     (6)  Exterior window washing at such intervals as determined by Landlord.

     (7) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in ARTICLE 8.

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(13) The parties have agreed that no Security Deposit will be required of Tenant at the outset of this Lease. However, if Tenant is thirty (30) days late paying monthly rentals more than two (2) times in any twelve (12) month period, then upon written demand by Landlord, a Security Deposit in an amount equal to one monthly rental payment shall be delivered by Tenant to Landlord and retained by Landlord for the remainder of the Term.

(14) reasonably

     (15)

     B. SERVICE INTERRUPTIONS. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any other event or cause whether or not within the reasonable control of Landlord (a "Service Failure"), shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, or relieve Tenant from the obligation to fulfill any covenant or agreement.(16) In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in ARTICLE 14), arising out of or in connection with the failure of any security services, personnel or equipment.

     C. THIRD PARTY SERVICES. If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, such as private security systems or telecommunications services serving the Premises, Tenant shall procure such service directly from a reputable third party service provider ("Provider") for Tenant's own account. Tenant shall require each Provider to comply with the Building's rules and regulations, all Laws, and Landlord's reasonable policies and practices for the Building. Tenant acknowledges Landlord's current policy that requires all Providers utilizing any area of the Building outside the Premises to be approved by Landlord and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord written notice sufficient for such purposes.

8.   USE OF ELECTRICAL SERVICES BY TENANT.

     A. LANDLORD'S ELECTRICAL SERVICE. Landlord shall furnish building standard electrical service to the Premises sufficient to operate customary lighting, office machines and other equipment of similar low electrical consumption. Landlord may, at any time and from time to time, calculate Tenant's actual electrical consumption in the Premises either by a survey conducted by a reputable consultant selected by Landlord, or through separate meters installed, maintained and read by Landlord, all at Tenant's expense. The cost of any electrical consumption in excess of that which Landlord determines is standard for the Building(17) shall be paid by Tenant in accordance with SECTION 8.D. The furnishing of electrical services to the Premises shall be subject to the rules, regulations and practices of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of the electrical service is changed or is no longer available or no longer suitable for Tenant's requirements.

     B. SELECTION OF ELECTRICAL SERVICE PROVIDER. Landlord reserves the right to select the provider of electrical services to the Building and/or the Property. To the fullest extent permitted by Law, Landlord shall have the continuing right, upon 30 days written notice, to change such utility provider. All charges and expenses incurred by Landlord due to any such changes in electrical services, including maintenance, repairs, installation and related costs, shall be included in the electrical services costs referenced in SECTION 4.H, unless paid directly by Tenant.

     C. SUBMETERING. Landlord shall have the continuing right, upon 30 days written notice, to install a submeter for the Premises at Tenant's expense(18). If submetering is installed for the Premises, Landlord may charge for Tenant's actual electrical consumption monthly in arrears at commercially reasonable rates determined by Landlord (plus, to the fullest extent permitted by applicable Laws, Landlord's then quoted administrative fee for such submetering), except as to electricity directly

----------
(15) (8) Subject to (a) the Building limited access system being operative, (b) there being no Event of Default for which Tenant's time to cure has elapsed, and
(c) events of Force Majeure, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven days per week during the Term of this Lease.

(16) Notwithstanding the foregoing, commencing on the 11 th consecutive Business Day of a Service Failure which is beyond the control of Landlord (unless the Service Failure is caused by a fire or other casualty, in which event SECTION 16 controls), Tenant shall, as its sole remedy, be entitled to an equitable diminution of Base Rent based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the Permitted Use, except to the extent such Service Failure is caused by a Tenant Party. Commencing on the 6th consecutive Business Day of any Service Failure within Landlord's control, (unless the Service Failure is caused by a fire or other casualty, in which event SECTION 16 controls), Tenant shall, as its sole remedy, be entitled to an equitable diminution of Base Rent based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the Permitted Use, except to the extent such Service Failure is caused by a Tenant Party.

(17) (which standard shall be set by comparison of the Tenant's electrical consumption with the electrical consumption of other general office use tenants in the Building that do not have submeters)

(18) , but only if Landlord is installing submeters for all tenants or has a reasonable belief that Tenant's electrical consumption is above Building standard purchased by Tenant from third party providers after obtaining Landlord's consent to the same. Even if the Premises are submetered, Tenant shall remain obligated to pay Tenant's Pro Rata Share of the cost of electrical services as provided in SECTION 4.H, except that Tenant shall be entitled to a credit against electrical services costs equal to that portion of the amounts actually paid by Tenant separately and directly to Landlord which are attributable to building standard electrical services submetered to the Premises.

     D. EXCESS ELECTRICAL SERVICE. Tenant's use of electrical service shall not exceed, in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building(19). If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including the installation of utility service upgrades, meters, submeters, air handlers or cooling units). The costs of any approved additional consumption (to the extent permitted by Law), installation and maintenance shall be paid by Tenant.

9.   REPAIRS AND ALTERATIONS.

     A. TENANT'S REPAIR OBLIGATIONS. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations (defined below) performed by contractors retained by Tenant, including related HVAC balancing; and (9) all of Tenant's furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor approved by Landlord, all at Tenant's expense. All work shall be performed in accordance with the rules and procedures described in SECTION 9.C below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 15% of the cost of the repairs.(20)

     B. LANDLORD'S REPAIR OBLIGATIONS. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building(21); (2) standard mechanical (including
HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (taking into account the nature and urgency of the repair) for which Landlord is responsible. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party (defined in SECTION 13.A),(22) Tenant shall pay the costs of such repairs or maintenance to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 15% of the cost of the repairs.

     C.   ALTERATIONS.

     (1) When Consent Is Required. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively, "Alterations") without first obtaining the written consent of Landlord in

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(19) (which standard shall be set by comparison of the Tenant's overall usage, voltage rated capacity, use beyond Normal Business Hours, and overall electrical load with the overall usage, voltage rated capacity, use beyond Normal Business Hours and overall electrical load of other general office use tenants in the Building that do not have submeters)

(20) Tenant acknowledges that certain equipment within the Premises was left by a former tenant. Landlord makes no representations or warranties as to the condition of such equipment except as set forth in the Work Letter and Tenant accepts the same in its current "as-is" condition.

(21) and the Parking Facilities

(22) except to the extent such repair or maintenance is covered by insurance, each instance. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Minor Alteration"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from outside the Premises or Building; (c) will not affect the systems or structure of the Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises.

     (2) Requirements For All Alterations, Including Minor Alterations. Prior to starting work on any Alteration, Tenant shall furnish to Landlord for review and approval: plans and specifications; names of proposed contractors (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractors' and subcontractors' insurance; and Tenant's security for performance of the Alteration. Changes to the plans and specifications must also be submitted to Landlord for its approval. Some of the foregoing requirements may be waived by Landlord for the performance of specific Minor Alterations; provided that such waiver is obtained in writing prior to the commencement of such Minor Alterations. Landlord's waiver on one occasion shall not waive Landlord's right to enforce such requirements on any other occasion. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of Alterations in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for out-of-pocket sums paid by Landlord for third party examination of Tenant's plans for Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord its then-quoted standard fee for Landlord's oversight and coordination of any Alterations. Upon completion of the Alterations, Tenant shall furnish "as-built" plans (which shall not be required for Minor Alterations), completion affidavits, full and final waivers of liens, receipts and bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws.

     (3) Landlord's Liability For Alterations. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. Tenant acknowledges that Landlord is not an architect or engineer, and that the Alterations will be designed and/or constructed using independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Laws or be free from errors or omissions, nor that the Alterations will be free from defects, and Landlord will have no liability therefor.

10. ENTRY BY LANDLORD. Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises(23). Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions, if reasonably necessary for the protection and safety of Tenant and its employees. Except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours; provided, however, that Landlord is not required to conduct work on weekends or after Normal Business Hours if such work can be conducted without closing the Premises. Entry by Landlord for any such purposes shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.   ASSIGNMENT AND SUBLETTING.

     A. LANDLORD'S CONSENT REQUIRED. Except in connection with a Permitted Transfer (defined in SECTION 11.E), Tenant shall not assign, transfer or encumber any interest in this Lease or sublease or allow any third party to use any portion of the Premises (collectively or individually, a

----------
(23) provided, however, any such showing to prospective new tenants shall be limited to showings during the last nine (9) months of the Lease Term.

"Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under SECTION 11.B below. Without limitation, Tenant agrees that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations;
(2) the proposed transferee is a governmental organization or present occupant of the Building, or Landlord is otherwise engaged in lease negotiations with the proposed transferee for other premises in the Building; (3) any uncured event of default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an event of default); (4) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) the proposed transferee's use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) the use, nature, business, activities or reputation in the business community of the proposed transferee (or its principals, employees or invitees) does not meet Landlord's standards for Building tenants; (7) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or its affiliates; or (8) the proposed transferee is or has been involved in litigation with Landlord or any of its affiliates(24). Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article is voidable at Landlord's option.

     B. CONSENT PARAMETERS/REQUIREMENTS. As part of Tenant's request for, and as a condition to, Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy (unexecuted) of the proposed assignment or sublease and other contractual documents, and such other information as Landlord may reasonably request. Landlord shall then have the right (but not the obligation) to terminate this Lease as of the effective date of Transfer with respect to the portion of the Premises which Tenant desires to Transfer. In such event, the rent and other charges payable shall be proportionately reduced.(25) Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease, nor shall the acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Tenant shall pay Landlord a review fee of $750 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

     C. PAYMENT TO LANDLORD. If the aggregate consideration paid to Tenant for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), Tenant shall pay Landlord 50% of such excess (after deducting therefrom reasonable leasing commissions and reasonable costs of tenant improvements paid to unaffiliated third parties in connection with the Transfer, with proof of same provided to Landlord). Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. If any uncured event of default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an event of default), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received, but not to exceed the amount payable by Tenant under this Lease.

     D. CHANGE IN CONTROL OF TENANT. Except for a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as, both before and after the Transfer, Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed; provided, however, that Tenant shall give


----------
(24) during the two year period immediately preceding the Transfer.

(25) In the event Landlord elects to terminate this Lease pursuant to the right granted in this Subparagraph 11(B), Landlord shall provide written notice to Tenant of its election to terminate this Lease ("Landlord's Termination Notice"). Tenant shall then have the right to withdraw its request for Landlord's consent to the proposed Transfer ("Withdrawal Right"), provided Tenant exercises such Withdrawal Right within 5 Business Days after receipt of Landlord's Termination Notice. If Tenant timely exercises its Withdrawal Right, the Lease shall continue in full force and effect as if Tenant had not requested Landlord's consent to the proposed Transfer.

Landlord written notice at least 30 days prior to the effective date of such change in ownership or control.

     E. NO CONSENT REQUIRED. Tenant may assign its entire interest under this Lease to an Affiliate (defined below) or to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) no uncured event of default exists under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant;
(3) the Affiliate or Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) no portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) the Affiliate's or Tenant's successor's use of the Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) neither the Transfer nor any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or its affiliates; (7) the Affiliate or Tenant's successor is not and has not been involved in litigation with Landlord or any of its affiliates; and (8) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.(26) The term "Affiliate" means any person or entity controlling, controlled by or under common control with Tenant. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, the Affiliate or Tenant's successor shall sign a commercially reasonable form of assumption agreement.

12. LIENS. Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant. If a lien is so placed, Tenant shall, within(27) days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for any amount paid by Landlord, including reasonable attorneys' fees, to bond or insure over the lien or discharge the lien.

13.  INDEMNITY AND WAIVER OF CLAIMS.

     A. TENANT'S INDEMNITY. Subject to Article 15, Tenant shall hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, Mortgagee(s) (defined in ARTICLE 25) and agents harmless from, and indemnify and defend such parties against, all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys' fees and other professional fees that may be imposed upon, incurred by or asserted against any of such indemnified parties that arise out of or in connection with any damage or injury (i) occurring in the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or any of its employees, agents or contractors (collectively, "Landlord Parties"); or (ii) occurring elsewhere in the Building or on the Property to the extent caused by the negligence or willful misconduct of Tenant or any assignees, subtenants and licensees claiming by, through or under Tenant, or any of their respective agents, contractors, employees and invitees (collectively, "Tenant Parties").

     B. LANDLORD'S INDEMNITY. Subject to ARTICLES 15 and 20, Landlord shall hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, shareholders, employees and agents harmless from, and indemnify and defend such parties against, all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys' fees and other professional fees, which may be imposed upon, incurred by or asserted against any of such indemnified parties that arise out of or in connection with any damage or injury occurring in the Premises or the Building or on the Property to the extent caused by the negligence or willful misconduct of any of the Landlord Parties.


----------
(26) Tenant may assign its entire interest under this Lease to General Agents Insurance Company of America, Inc., a Texas corporation, ("Proposed Assignee") without the consent of Landlord, provided conditions (1), (4), (5), (6), (7) and
(8) of this Subparagraph 11(E) are satisfied. Landlord acknowledges that if Tenant assigns its interest pursuant to this footnote, notwithstanding the provisions of Exhibits G and H to the contrary, Proposed Assignee shall have the right to exercise the rights contained in Exhibits G and H.

(27) 15 Business Days

14.   INSURANCE.

     A. TENANT'S INSURANCE. Tenant shall maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of(28) (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy); (2) causes of loss-special form (formerly "all risk") property insurance, , covering all above building standard leasehold improvements and Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property") in the amount of the full replacement cost thereof; (3) business income (formerly "business interruption") insurance written on an actual loss sustained form or with sufficient limits to address reasonably anticipated business interruption losses; (4) business automobile liability insurance to cover all owned, hired and nonowned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000; (5) workers' compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute (provided, however, if no workers' compensation insurance is statutorily required, Tenant shall carry workers' compensation insurance in a minimum amount of $500,000); and (6) employer's liability insurance in an amount of at least $500,000 per occurrence. Any company underwriting any of Tenant's Insurance shall have, according to A.M. Best Insurance Guide, a Best's rating of not less than A- and a Financial Size Category of not less than VIII. All commercial general liability and business automobile liability insurance policies shall name Landlord (or any successor), Landlord's Mortgagee (if any), and other designees of Landlord as the interest of such designees shall appear, as "additional insureds" and shall be primary with Landlord's policy being secondary and noncontributory. If any aggregate limit is reduced because of losses paid to below 75% of the limit required by this Lease, Tenant will notify Landlord in writing within 10 days of the date of reduction. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change(29), cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance and all required endorsements evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 10 days prior to the expiration of the insurance coverage. All of Tenant's Insurance policies, endorsements and certificates will be on forms and with deductibles and self-insured retention, if any, reasonably acceptable to Landlord. The limits of Tenant's insurance shall not limit Tenant's liability under this Lease.

     B. LANDLORD'S INSURANCE. Landlord shall maintain: (1) commercial general liability insurance applicable to the Property which provides, on an occurrence basis, a minimum combined single limit of $5,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy); and
(2) causes of loss-special form (formerly "all risk") property insurance on the Building in the amount of the replacement cost thereof, as reasonably estimated by Landlord. The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under Landlord's sole control. Consequently, Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

15. MUTUAL WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Tenant waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, claim, action or causes of action against all Landlord Parties and the trustees, principals, beneficiaries, partners, officers, and directors of Landlord Parties, for any loss or damage to Tenant's business, any loss of use of the Premises, and any loss, theft or damage to Tenant's Property (including Tenant's automobiles or the contents thereof), INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY LANDLORD PARTIES, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance. In addition, Landlord(30) shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, claim, action or causes of action against all Tenant Parties and the trustees, principals, beneficiaries, partners, officers, and directors of Tenant Parties, for any loss of or damage to or loss of


----------
(28) $2,000,000

(29) which would have the effect of reducing any insurance required by this Lease

(30) waives, to the extent a claim against a Landlord Party is fully covered by Landlord's insurance (but excluding from such waiver any deductible payable by a Landlord Party under such insurance policy) and Landlord use of the Building, any additions or improvements to the Building, or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY TENANT PARTIES, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance.

16.  CASUALTY DAMAGE.

     A. REPAIR OR TERMINATION BY LANDLORD. If all or any part of the Premises are damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises have been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than(31) of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) an uninsured loss of the Building occurs notwithstanding Landlord's compliance with SECTION 14.B above. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease under this SECTION 16.A, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and/or the Premises to substantially the same condition as existed immediately prior to the date of damage; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of damage, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord.

     B. TIMING FOR REPAIR; TERMINATION BY EITHER PARTY. If all or any portion of the Premises is damaged as a result of fire or other casualty,(32) Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within(33), then regardless of anything in SECTION 16.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of any of the Tenant Parties. If neither party terminates this Lease under this SECTION 16.B, then Landlord shall repair and restore the Premises in accordance with, and subject to the limitations of, SECTION 16.A.(34)

     C. ABATEMENT. In the event a material portion of the Premises is damaged as a result of a fire or other casualty,(35) the Base Rent(36) shall abate for the portion of the Premises that is damaged and not used by Tenant until substantial completion of the repairs and restoration required to be made by Landlord pursuant to SECTION 16.A. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

17. CONDEMNATION. Either party may terminate this Lease if the whole or any material part of the Premises are taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the


----------
(31) 1 year

(32) or access thereto is denied (including without limitation failure of elevator service),

(33) 225 days from the date of damage

(34) If Landlord fails to complete such repairs to the Premises within 225 days from the date of damage, then Tenant shall have the right to terminate this Lease following 30 days written notice given after such 225 day period; provided, however, if Landlord completes such repairs prior to the expiration of the 30 day notice period, Tenant's right to terminate shall be null and void.

(35) or access thereto is denied (including without limitation failure of elevator service),

(36) and Tenant's Pro Rata Share of Operating Expenses and Electrical Costs

Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate this Lease under this ARTICLE 17, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted by Landlord. In addition, Base Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property (excluding above building standard leasehold improvements) and Tenant's reasonable relocation expenses, provided the filing of such claim does not diminish the award which would otherwise be receivable by Landlord.

18. EVENTS OF DEFAULT. Tenant shall be considered to be in default under this Lease upon the occurrence of any of the following events of default:

     A. Tenant's failure to pay when due all or any portion of the Rent ("Monetary Default")(37).

     B. Tenant's failure to perform any of the obligations of Tenant in the manner set forth in ARTICLES 14, 23, 24 or 25 (a "Time Sensitive Default").

     C. Tenant's failure (other than a Monetary Default or a Time Sensitive Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within(38) days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within(39) days, Tenant shall be allowed additional time (not to exceed an additional(40) days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within the(41) day period following Landlord's initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with the same specific term, provision or covenant of this Lease on more than two (2) occasions during any 12 month period, Tenant's subsequent violation of the same term, provision or covenant shall, at Landlord's option, be deemed an incurable event of default by Tenant.

     D. Tenant or any Guarantor becomes insolvent, files a petition for protection under the U.S. Bankruptcy Code (or similar Law) or a petition is filed against Tenant or any Guarantor under such Laws and is not dismissed within 45 days after the date of such filing, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

     E.   The leasehold estate is taken by process or operation of Law.

     F. In the case of any ground floor or retail tenant, or any other tenant whose space is visible from the Common Areas or elevator lobby areas of the Building, Tenant does not take possession of, or abandons or vacates all or a substantial portion of the Premises.

     G. Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord, including any lease or agreement for parking.

19.   REMEDIES.


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(37) ; provided that the first such failure during any consecutive 12 month period shall not be an event of default if Tenant pays the amount due within 5 days after written notice from Landlord

(38) 30

(39) 30

(40) 30

(41) 30

     A. LANDLORD'S REMEDIES. Upon any default, Landlord shall have the right without notice or demand (except as provided in ARTICLE 18) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

     (1) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises, including the cost of removing and storing Tenant's furniture, trade fixtures, equipment, inventory or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant's signage and other fixtures, making the Premises ready for a new tenant, including the cost of advertising, commissions, architectural fees, legal fees and leasehold improvements (even if amortized over a new lease term which exceeds the balance of the Term), and any allowances and/or concessions provided by Landlord.

     (2) Terminate Tenant's right to possession of the Premises and change the locks, without judicial process, and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. If Landlord terminates Tenant's possession of the Premises under this SECTION 19.A(2), Landlord shall have no obligation to post any notice and Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination of this Lease is given to Tenant.

     (3) Cure such event of default for Tenant at Tenant's expense (plus a 15% administrative fee).

     (4) Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease or any other agreement.

     (5) Require all future payments to be made by cashier's check, money order or wire transfer after the first time any check is returned for insufficient funds, or the second time any sum due hereunder is more than five (5) days late.

     (6) In lieu of calculating damages under SECTIONS 19.A(1) or 19.A(2) above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Building is located as such bank's prime or base rate.

     (7) Recover such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law, including any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. Tenant shall hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, shareholders, employees,

          Mortgagee(s) and agents harmless from and indemnify and defend such parties against, all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys' fees and other professional fees, which may be imposed upon, incurred by or asserted against any of such indemnified parties that arise out of or in connection with a breach of this Lease, specifically including any violation of applicable Laws or Contamination (defined in ARTICLE 30) caused by a Tenant Party.

     B. TENANT NOT RELIEVED FROM LIABILITIES. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Tenant fails to pay any amount when due hereunder, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of 18% per annum or the highest rate permitted by Law. In addition, if Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administrative fee equal to 5% of the past due Rent. However, in no event shall the charges permitted under this SECTION 19.B or elsewhere in this Lease, to the extent they are considered interest under applicable Law, exceed the maximum lawful rate of interest. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

     C. MITIGATION OF DAMAGES. Upon termination of Tenant's right to possess the Premises, Landlord shall, only to the extent required by Law, use objectively reasonable efforts to mitigate damages by reletting the Premises. Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to SECTION 11.A, or who (1) is an affiliate, parent or subsidiary of Tenant; (2) is not acceptable to any Mortgagee of Landlord; (3) requires improvements to the Premises to be made at Landlord's expense(42); or (4) is unwilling to accept lease terms then proposed by Landlord, including: (a) leasing for a shorter or longer term than remains under this Lease; (b) re-configuring or combining the Premises with other space, (c) taking all or only a part of the Premises; and/or (d) changing the use of the Premises. Notwithstanding Landlord's duty to mitigate its damages as provided herein, Landlord shall not be obligated to give any priority to reletting Tenant's space in connection with its leasing of space in the Building or any complex of which the Building is a part.

     D. LANDLORD'S LIEN. To secure Tenant's obligations under this Lease, Tenant grants Landlord a contractual security interest on all of Tenant's furniture, fixtures and equipment now or hereafter situated in the Premises and all proceeds therefrom, including insurance proceeds (collectively, "Collateral"). No Collateral shall be removed from the Premises without Landlord's prior written consent until all of Tenant's obligations are fully satisfied (except in the ordinary course of business and then only if replaced with items of same or greater value and quality). Upon any event of default, Landlord may, to the fullest extent permitted by Law and in addition to any other remedies provided herein, enter upon the Premises and take possession of any Collateral without being held liable for trespass or conversion, and sell the same at public or private sale, after giving Tenant at least 5 days written notice (or more if required by Law) of the time and place of such sale. Such notice may be sent with or without return receipt requested. Unless prohibited by Law, any Landlord Party may purchase any Collateral at such sale. The proceeds from such sale, less Landlord's expenses, including reasonable attorneys' fees and other expenses, shall be credited against Tenant's obligations. Any surplus shall be paid to Tenant (or as otherwise required by Law) and any deficiency shall be paid by Tenant to Landlord upon demand. Upon request, Tenant shall execute and deliver to Landlord a financing statement sufficient to perfect the foregoing security interest, or Landlord may file a copy of this Lease as a financing statement, as permitted under Law.(43)

20. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor Landlord) to Tenant (or any person or entity claiming by, through or under Tenant) shall be limited to the interest of Landlord in the Property(44). Tenant shall look


----------
(42) which improvements are in excess of those being then offered by the Landlord to prospective tenants in the Building.

(43) E. LANDLORD DEFAULTS AND TENANT REMEDIES. Except as otherwise provided in this Lease and specifically subject to SECTIONS 3.B and 20, if Landlord fails in the performance of any of Landlord's obligations under this Lease and such failure continues for 30 days after Landlord's receipt of written notice thereof from Tenant (or an additional reasonable time after such receipt if (A) such failure cannot be cured within such 30 day period, and (B) Landlord commences curing such failure within such 30 day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity.

(44) , which shall include (i) the unencumbered proceeds of sale received upon execution of a judgment in favor of Tenant and levy thereon against the right, title, and interest of Landlord in the Property, (ii) the unencumbered rents or other income from solely to Landlord's interest in the Property for the recovery of any judgment or award against Landlord. No Landlord Party shall be personally liable for any judgment or deficiency. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) (defined in ARTICLE 25) whom Tenant has been notified hold Mortgages (defined in ARTICLE 25) on the Property, Building or Premises, notice and reasonable time to cure the alleged default. Tenant hereby waives all claims against all Landlord Parties for consequential, special or punitive damages allegedly suffered by any Tenant Parties, including lost profits and business interruption.

21. NO WAIVER. Neither party's failure to declare a default immediately upon its occurrence or delay in taking action for a default shall constitute a waiver of the default, nor shall it constitute an estoppel. Neither party's failure to enforce its rights for a default shall constitute a waiver of that party's rights regarding any subsequent default.

22. TENANT'S RIGHT TO POSSESSION. Provided Tenant pays the Rent and fully performs all of its other covenants and agreements under this Lease, Tenant shall have the right to occupy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, all Mortgages, insurance requirements and applicable Law. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of any Landlord Parties.

23.   RELOCATION.(45)

24. HOLDING OVER. Except for any permitted occupancy by Tenant under ARTICLE 29, if Tenant or any party claiming by through or under Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, the continued occupancy of the Premises shall be that of a tenancy at sufferance. Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 200% of the greater of: (1) the sum of the Base Rent and Tenant's Pro Rata Share of Excess Operating Expenses due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord(46). Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, such failure shall constitute a Time Sensitive Default hereunder; and Tenant shall be liable to Landlord for, and shall protect Landlord from and indemnify and defend Landlord against, all losses and damages, including any claims made by any succeeding tenant resulting from such failure to vacate, and any consequential damages that Landlord suffers from the holdover.

25. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently affecting the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively, a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee." This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in this Lease, Tenant shall, without charge, attorn to the successor-in-interest. Tenant shall, within 5 days after receipt of a written request from Landlord, execute and deliver an estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to the best of Tenant's knowledge, there is no default (or stating with specificity the nature of the alleged default) and certifying


--------------------------------------------------------------------------------
the Property receivable by Landlord, and (iii) the unencumbered consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Property

(45) Intentionally Omitted.

(46) ; provided however, so long as no uncured event of default exists under the Lease, for the first 30 days of any such holdover Tenant shall pay only 150% of such greater amount other matters with respect to this Lease that may reasonably be requested. Tenant's failure to provide any estoppel certificate within the 5 day period specified above, and the continuation of such failure for a period of 5 days after Landlord delivers a second written notice requesting same, shall constitute a Time Sensitive Default under this Lease.

26. ATTORNEYS' FEES. If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys' fees.

27. NOTICE. If a demand, request, approval, consent or notice (collectively, a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, or sent by facsimile, at the party's respective Notice Address(es) set forth in
ARTICLE 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery (which, in the case of delivery by facsimile, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile) or the date on which delivery is first refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

28. RESERVED RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (A) roofs, (B) telephone, electrical and janitorial closets, (C) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (D) rights to the land and improvements below the floor of the Premises, (E) the improvements and air rights above the Premises, (F) the improvements and air rights outside the demising walls of the Premises, (G) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, and (H) any other areas designated from time to time by Landlord as service areas of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

29. SURRENDER OF PREMISES. All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Removable Property (defined below) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. As used herein, the term "Tenant's Removable Property" shall mean: (A) Cable installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (B) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements ("Special Installations"); and (C) Tenant's personal property.(47) Notwithstanding the foregoing, Landlord may, in Landlord's sole discretion and at no cost to Landlord, require Tenant to leave any of its Special Installations in the Premises. If Tenant fails to remove any of Tenant's Removable Property (other than Special Installations which Landlord has designated to remain in the Premises) within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Removable Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Removable Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Removable Property. To the fullest extent permitted by applicable Law, any unused portion of Tenant's Security


----------
(47) Tenant shall have no obligation to remove any property or equipment owned by Landlord.

Deposit may be applied to offset Landlord's costs set forth in the preceding sentence. In addition, if Tenant fails to remove Tenant's Removable Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Removable Property to be abandoned, and title to Tenant's Removable Property (except with respect to any Hazardous Material [defined in ARTICLE 30]) shall be deemed to be immediately vested in Landlord. Except for Special Installations designated by Landlord to remain in the Premises, Tenant's Removable Property shall be removed by Tenant before the Expiration Date; provided that upon Landlord's prior written consent (which must be requested by Tenant at least 30 days in advance of the Expiration Date and which shall not be unreasonably withheld), Tenant may remain in the Premises for up to 5 days after the Expiration Date for the sole purpose of removing Tenant's Removable Property. Tenant's possession of the Premises for such purpose shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Base Rent and Tenant's Pro Rata Share of Excess Operating Expenses on a per diem basis at the rate in effect for the last month of the Term. In the event this Lease is terminated prior to the Expiration Date, Tenant's Removable Property (except for Special Installations designated by Landlord to remain in the Premises) shall be removed by Tenant on or before such earlier date of termination. Tenant shall repair damage caused by the installation or removal of Tenant's Removable Property.

30. HAZARDOUS MATERIALS. No Hazardous Material (defined below) (except for de minimis quantities of household cleaning products and office supplies used in the ordinary course of Tenant's business at the Premises and that are used, kept and disposed of in compliance with Laws) shall be brought upon, used, kept or disposed of in or about the Premises or the Property by any Tenant Parties or any of Tenant's transferees, contractors or licensees without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant's request for such consent shall include a representation and warranty by Tenant that the Hazardous Material in question (A) is necessary in the ordinary course of Tenant's business, and (B) shall be used, kept and disposed of in compliance with all Laws. If Contamination (defined below) occurs as a result of an act or omission of any Tenant Party, Tenant shall, at its expense, promptly take all actions necessary to comply with Laws and to return the Premises, the Building, the Property and/or any adjoining or affected property to its condition prior to such Contamination, subject to Landlord's prior written approval of Tenant's proposed methods, times and procedures for remediation. Tenant shall provide Landlord reasonably satisfactory evidence that such actions shall not adversely affect any Landlord Party or contaminated property. Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after business hours. If Tenant fails to take and diligently prosecute any necessary remediation actions within 30 days after written notice from Landlord or an authorized governmental agency (or any shorter period required by any governmental agency) that such remediation is required, Landlord may take such actions and Tenant shall reimburse Landlord therefor, plus a 15% administrative fee, within 30 days of Landlord's invoice. For purposes of this ARTICLE 30, a "Hazardous Material" is any substance (Y) the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws; or (Z) which is now or hereafter defined, listed or regulated by any governmental authority as a "hazardous waste", "extremely hazardous waste", "solid waste", "toxic substance", "hazardous substance", "hazardous material" or "regulated substance", or otherwise regulated under any Laws. "Contamination" means any release or disposal of a Hazardous Material in, on, under, at or from the Premises, the Building or the Property which may result in any liability, fine, use restriction, cost recovery lien, remediation requirement, or other government or private party action or imposition affecting any Landlord Party. For purposes of this Lease, claims arising from Contamination shall include, but not be limited to, diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work, including response costs under CERCLA and similar statutes. Landlord advises Tenant that based on an asbestos survey report for the building prepared by Law Engineering and Environmental Services, Inc., dated September 19, 1997, non-friable asbestos containing materials are present in the Building in pipe insulation wrap with coating and mastic. In addition, based on a previous asbestos survey performed by Maxim Engineers, Incorporated and reviewed by Law Engineering and Environmental Services, Inc., non-friable asbestos-containing materials are present on the roof of the Building in black aggregate material. Because any tenant alterations or other work in the Premises could disturb such materials and possibly release asbestos fibers into the air, Tenant must obtain Landlord prior written approval before undertaking any such projects that may affect such materials, notwithstanding anything to the contrary set forth in SECTION 9.C or elsewhere in the Lease.

31.  MISCELLANEOUS.

     A. GOVERNING LAW; JURISDICTION AND VENUE; SEVERABILITY; PARAGRAPH HEADINGS. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located. All obligations under this Lease are performable in the county or other jurisdiction where the Building is located, which shall be venue for all legal actions. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease. The word "including" shall not be construed restrictively to limit or exclude other items not listed.

     B. RECORDING. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

     C. FORCE MAJEURE. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

     D. TRANSFERABILITY; RELEASE OF LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

     E. BROKERS. Tenant represents that it has not dealt directly with any broker in connection with this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party, other than those specifically identified above, if any.

     F. AUTHORITY; JOINT AND SEVERAL LIABILITY. Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon and enforceable against Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. Similarly, Tenant covenants, warrants and represents that: (a) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (b) this Lease is binding upon and enforceable against Tenant; and (c) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

     G. TIME IS OF THE ESSENCE; RELATIONSHIP; SUCCESSORS AND ASSIGNS. Time is of the essence with respect to Tenant's performance of its obligations and the exercise of any expansion, renewal or extension rights or other options granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

     H. SURVIVAL OF OBLIGATIONS. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under SECTIONS 4.A, 4.B, and 4.C, and under ARTICLES 6, 8, 12, 13, 19, 24, 29 and 30 shall survive the expiration or early termination of this Lease.

     I. BINDING EFFECT. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party and delivered to the other party.

     J. FULL AGREEMENT; AMENDMENTS. This Lease contains the parties' entire agreement regarding the subject matter hereof. All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

     K. TAX WAIVER. Tenant waives all rights pursuant to all Laws to protest appraised values or receive notice of reappraisal regarding the Property (including Landlord's personalty), irrespective of whether Landlord contests same.

     L.   WAIVER OF CONSUMER RIGHTS.(48)

     M. METHOD OF CALCULATION. Landlord and Tenant, being knowledgeable and experienced in commercial transactions, agree the provisions of the Lease for determining charges, amounts and additional rent payable by Tenant (including, without limitation, those allocating to Tenant a share of taxes, electrical charges and expenses) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.004 OF THE TEXAS PROPERTY CODE, ASSESSMENT OF CHARGES, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

(49)




----------
(48) Intentionally Omitted.

(49) O. PROHIBITED USE. The Premises shall not be used for any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a material adverse effect on the value of the Building.

Landlord and Tenant have executed this Lease as of the Effective Date specified below Landlord's signature.

                  LANDLORD:

                  CRESCENT REAL ESTATE FUNDING X, L.P.,
                  a Delaware limited partnership

                    By:  CRE Management X, LLC,
                         a Delaware limited liability company,
                         its general partner

                         By:  Crescent Real Estate Equities, Ltd.,
                             a Delaware corporation,
                              its Manager

                    By:    /s/ MICHAEL LEWIS
                           -----------------------------------------
                    Name:  Michael Lewis
                           -----------------------------------------
                    Title: Vice President
                           -----------------------------------------
                    Effective Date: August 19, 2002
                                    --------------------------------

                    TENANT:

                    GAINSCO, INC.,
                    a Texas corporation

                    By:    /s/ GLENN W. ANDERSON
                           -----------------------------------------
                    Name:  Glenn W. Anderson
                           -----------------------------------------
                    Title: President/CEO
                           -----------------------------------------

                                  EXHIBIT A-1

                        OUTLINE AND LOCATION OF PREMISES

                                [TO BE ATTACHED]

                                  EXHIBIT A-2

                          LEGAL DESCRIPTION OF PROPERTY

BEING a tract of land situated in the City of Dallas, Texas, and being all of Lot 1A, Block A\515 of the First Interstate Bank Addition, an addition to the City of Dallas, Texas, as recorded in Volume 90048, Page 1612 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a cross cut in brass monument for corner at the present intersection of the Northwest R.O.W. line of Ross Avenue (an 80 foot R.O.W.) with the Northeast R.O.W. line of North Field Street (a variable width R.O.W.);

THENCE North 48 degrees 10 minutes 27 seconds West a distance of 162.26 feet with the Northeast line of North Field Street to a cross cut in brass monument for corner;

THENCE North 48 degrees 11 minutes 33 seconds West a distance of 39.74 feet with the Northeast line of North Field Street to a cross cut in brass monument for corner;

THENCE North 42 degrees 53 minutes 57 seconds West a distance of 86.34 feet with the Northeast line of North Field Street to a point for corner;

THENCE North 44 degrees 47 minutes 14 seconds East a distance of 277.42 feet to a point for corner;

THENCE South 45 degrees 08 minutes 31 seconds East a distance of 291.80 feet to a point for corner on the Northwest line of Ross Avenue;

THENCE South 45 degrees 35 minutes 40 seconds West a distance of 270.12 feet with the Northwest Right-of-Way line of Ross Avenue to the POINT OF BEGINNING and containing 80,157.88 square feet or 1.8402 acres of land.



                                      A-2-i

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. Sidewalks, halls, passageways, exits, entrances, elevators, escalators, stairways, and other common areas shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building, including its tenants and occupants. Nothing shall be swept or thrown into the corridors, halls, elevators or stairways.

2. No sign, placard, picture, name, advertisement or notice (a "Sign") visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or displayed by Tenant without the prior written consent of Landlord. Absent any such consent, Landlord shall have the right to remove any Sign without notice to and at the expense of Tenant. Any such consent shall be deemed to relate to only the particular Sign so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the prior written consent of Landlord with respect to any other Sign. All approved Signs or lettering on doors and walls shall be inscribed, painted, affixed, installed, printed or otherwise displayed, at the expense of Tenant, by a person approved by Landlord and in a manner or style acceptable to Landlord.

3. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be installed or used in connection with any window or door of the Premises without the prior written consent of Landlord, except for normal and customary interior decorations to the Premises not visible from the exterior of the Building. In any event, any such items shall be installed so as to face the interior surface of the standard window treatment established by Landlord and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the windowsills or any terraces so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from the outside the Premises. No sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall be covered or obstructed by Tenant without the prior written consent of Landlord.

4. Tenant shall not employ or permit any person(s) other than the janitorial contractor of the Landlord to clean the Premises without the prior written consent of Landlord. In the event of any permitted person being employed by Tenant to do janitorial work, while in the Building and outside of the Premises such person(s) shall be subject to the control and direction of the Building's management office (not as an agent or servant of Landlord); however, Tenant shall in all cases be responsible for the acts of such person(s).

5. Tenant and its employees, upon daily departure, shall cause (a) the doors of the Premises to be securely locked, and (b) to the extent practical shut off all faucets, valves and other control apparatuses to water and other resources, so as to prevent waste or damage. With the exception of permitting ingress and egress to the Building, Tenant shall keep doors(s) to the Building's corridors on multi-tenant floors of the Building closed at all times.

6. Tenant shall not waste electricity, water, heating, air-conditioning or any other resources and shall cooperate fully with Landlord to assure the most effective utilization of such Building resources. Tenant shall not attempt to adjust any Building resource controls other than any thermostats specifically installed for Tenant's use. No heating, air-conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

7. Tenant shall not alter any lock or access device, nor shall Tenant install any new or additional lock, access device or bolt on any door of the Premises without the prior written consent of Landlord. In the event of any permitted installation, Tenant shall in each case furnish Landlord with a key for any such lock or device.

8. Landlord shall furnish Tenant, at no cost to Tenant, two (2) keys to the Premises. Tenant shall pay a reasonable charge for any additional keys furnished by Landlord. Any card-keys issued by Landlord shall upon such issuance require payment of a refundable deposit in an amount reasonably determined from time to time by Landlord. Tenant shall not make or have made copies of any keys or card-keys furnished by Landlord. Tenant shall, upon the expiration or sooner termination of its tenancy, deliver to Landlord all of such keys and card-keys, together with any of the keys relating to the Premises including, but not limited to, all keys to any vaults or safes which remain on the Premises. In the event of the loss of any keys furnished by Landlord to Tenant, Tenant shall pay Landlord (a) the cost thereof (less any deposit paid by Tenant) or (b) the cost of changing the subject lock(s) or access device(s) if Landlord deems it necessary to make such change.

9. The toilet rooms, toilets, urinals, washbowls, plumbing fixtures and any other Building apparatus shall not be used for any purpose other than that for which they were constructed; and no foreign substance of any kind shall be thrown therein. Any loss, cost or expense relating to any breakage, stoppage or damage resulting from any violation of this rule shall be borne by Tenant.

10. Tenant shall not permit any cooking on the Premises (except that private, non commercial use by Tenant and its employees of Underwriters' Laboratory-approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages, and for the heating of foods, shall be permitted; provided that such equipment is used in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations). The Premises shall not be used for lodging or sleeping purposes. If the Premises becomes infested with vermin or pests, Tenant, at its sole cost and expense, shall have such pests exterminated by Landlord approved exterminators.

11. All tenants will refer any contractors, contractor's representatives and installation technicians rendering any services to them to Landlord for Landlord's supervision and approval prior to commencement of any work.

12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior of the Building. Tenant shall not interfere with any radio or television broadcast or reception from within the Building.

13. The freight elevator shall be available for use by Tenant, subject to reasonable scheduling by Landlord. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property shall be received in the Building or carried up or down the elevators, except between such hours and in such elevators designated by Landlord. Any deliveries, removals or relocations of large, bulky or voluminous items, such as furniture, office machinery and equipment, etc., can only be made after obtaining approval from the Landlord, which approval shall not be unreasonably withheld or delayed. The tenants assume all risks and shall indemnify and hold Landlord harmless against claims of damage to articles moved and injury to persons engaged in such movement, including without limitation damages and injury to equipment, property and personnel of Landlord resulting from acts in connection with such delivery, removal or relocation. All damages done to the Building by the installation or removal of any tenant's property or caused by any tenant's property within the Building, shall be repaired at the expense of such tenant.

14. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot the floor was designed to carry, or any load allowed by law. Landlord shall have the right to prescribe the weight, size and position of safes, any library or other shelving, furniture or other heavy equipment brought into the Building, and Tenant shall bear the reasonable fees of any structural engineer hired by Landlord in connection therewith. Safes or other heavy objects shall, if considered necessary to Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord shall not be responsible for loss of or damage to any such safes or other heavy objects for any cause; all damages done to the Building by moving or maintaining of any such items shall be repaired at the expense of Tenant.

15. No machinery other than the kind considered usual and standard for general office use shall be operated by any tenant in its leased area without the prior written consent of Landlord. Business machines or mechanical equipment of Tenant, which causes noise or vibration that may be transmitted to the structure of the Building or any space therein to such a degree objectionable to Landlord or any other tenants or occupants of the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration. Tenant shall bear the reasonable fees of any acoustical or structural engineer hired by Landlord in connection therewith.

16. Tenant shall not mark, drive nails or screws, or drill into the partitions, ceilings or floors of the Premises or in any way deface the Premises except for normal and customary interior decorations.

17. Tenant shall not install, maintain or operate on the Premises any vending machine without the prior written consent of Landlord.

18. No animals (other than those assisting the handicapped), including reptiles, birds, fish (or aquariums), or other non-human, non-plant living things or organic Christmas decor of any kind shall be allowed in the Building.

19. There shall not be used in the Building any hand trucks, except those equipped with rubber tires and side guards, or any other material handling equipment, except as approved in advance in writing by Landlord. No scooters, roller skates, roller blades, bicycles, and no other vehicles of any kind shall be brought into and operated within the Project. Bicycles and vehicles may only be parked in areas designated for such purpose.

20. Tenant shall store all of its trash and garbage within the interior of the Premises. No materials shall be placed in the Building's trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner, or if such an act would violate any law or ordinance governing such removal and disposal.

21. Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited; Tenant shall cooperate to prevent such activity. Tenant shall not engage in office-to-office solicitation of business from other tenants or occupants of the Building.

22. Landlord reserves the right to exclude or to expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of these Rules and Regulations.

23. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No firearms or weapons of any kind are allowed within the Premises or the Building.

24. No tenant shall invite to its premises, or permit the visit of, persons in such numbers or under such conditions to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, and other facilities of the Building by other tenants.

25. Landlord will not be responsible for lost or stolen personal property, money or jewelry from any tenant's Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not, except as may be otherwise set forth in the Lease. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage by taking necessary steps including, but not limited to, keeping doors locked and other means of entry to the Premises closed.

26. Any additional or special requirements of Tenant shall be attended to only upon application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from Landlord. No such employees shall admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

27. Landlord may waive any of these Rules and Regulations for the benefit of any particular tenant or occupant of the Building in any particular instance; however, no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations with respect to any other tenant or occupant thereof. Any revised rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

28. Landlord will provide and maintain an alphabetical directory of each tenant's firm name on the first floor (main lobby) of the Building and no other directory shall be permitted unless agreed upon by Landlord in writing.

29. To insure orderly operation of the Building, no ice, water or other mineral, towels, newspaper, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

30. The Premises shall not be occupied by an average of more than one (1) person per 150 square feet of rentable space in the Premises without prior written consent of Landlord.

31. Tenant shall be charged for the issuance of Weigand access control card keys in excess of one Weigand access control card key per 1,000 rentable square feet of space of which the Premises is comprised. The current charge per Weigand key is $25.00 upon issuance and $50.00 for any replacement card key, which sum includes the cost associated with invalidating and revalidating of previously issued card keys and their replacements. The charges set forth in this paragraph are subject to periodic adjustment by Landlord based upon the actual costs incurred by Landlord with regard to such Weigand keys. Notwithstanding the foregoing, Landlord agrees that the $25.00 charge referenced above for the initial issuance of six (6) Weigand keys to Tenant shall be abated.

32. The area within twenty (20) feet of any entrance to the Building and the Building's Common Areas, including restrooms, lobbies, elevators and the parking garage shall be designated as "non-smoking areas".

These Rules and Regulations are provided as a general guideline. Please refer to your Lease Agreement for information specific to your tenancy.

                                    EXHIBIT C

                               COMMENCEMENT LETTER

Re: Office Lease dated _____________, 2002 (the "Lease") between CRESCENT REAL ESTATE FUNDING X, L.P. ("Landlord") and GAINSCO, INC. ("Tenant") for the Premises, the Rentable Square Footage of which is 8,352, located on the 53 rd floor of Fountain Place. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

1. Except for punchlist items, if any, set forth on Exhibit A attached hereto, Landlord has fully completed all Landlord Work required under the terms of the Lease.

2. Tenant has accepted possession of the Premises. The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work or other construction (except punchlist items, if any, set forth on Exhibit A attached hereto), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

3.   The Commencement Date of the Lease is ______________, 2002.

4.   The Expiration Date of the Lease is the last day of ______________, ______.

5.   Tenant's Address at the Premises after the Commencement Date is:


        ---------------------------------------

        ---------------------------------------

        ---------------------------------------
        Attention:
                   ----------------------------
        Phone:
               --------------------------------
        Fax:
             ----------------------------------

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

     EXECUTED as of ______________, 200__.


                                        {ATTACH APPROPRIATE SIGNATURES}

                                    EXHIBIT D

                                   WORK LETTER

     This Work Letter is attached as an Exhibit to an Office Lease (the "Lease") between CRESCENT REAL ESTATE FUNDING X, L.P., as Landlord, and GAINSCO, INC., as Tenant, for the Premises, the Rentable Square Footage of which is 8,352, located on the 53 rd floor of the Building. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease. In the event of any conflict between the Lease and this Work Letter, the latter shall control.

     1. Tenant accepts the Premises AS-IS, except that Landlord agrees that it shall, at its expense, (i) re-paint within the Premises the currently existing painted walls with a paint color to be selected by Tenant from Landlord's Building Standard Materials, (such selection to be made by Tenant within five
(5) Business Days from the date of this Lease or, Tenant having failed to select the color, Landlord will select a paint color similar to the existing paint color), (ii) fill holes and re-texture walls where Landlord is going to repaint,
(iii) oil the wood finishes where wood finishes currently exist in the Premises,
(iv) replace missing wood base molding in three offices (such wood molding to be approximately two feet in length in each location), (v) repair broken wood at the top of the executive office door, (vi) replace ADA signs in the restrooms,
(vii) fix or replace (at Landlord's option) the Building standard light fixture in the executive secretary area, (viii) paint or repair (at Landlord's option) a scratch on the elevator door, (ix) have installed light bulbs in all light fixtures, and (x) stretch the carpet in the places where carpet currently exists in the Premises, all such work to be completed prior to the Commencement Date (the "Landlord Work). In addition, Landlord represents that as of the date of this Lease, the undercounter refrigerator in the executive office is in working condition. Landlord agrees, at its expense and prior to the Commencement Date, to replace the icemaker in the executive office and the dishwasher in the kitchen portion of the Premises, such replacement equipment to be similar to the existing equipment and in working condition on the date of installation.

     2. ADA Compliance; Substantial Completion. Landlord shall, as an Operating Expense, be responsible for compliance with the Americans With Disability Act ("ADA") for the core areas of the Building (including elevators, Common Areas, service areas and the Property's parking facilities) and all points of access into the Property. In addition, exclusive of the bathroom adjoining the executive office (the "EXECUTIVE BATHROOM"), Landlord shall, at Landlord's cost, be responsible for bringing the existing restrooms and the kitchen in the Premises into compliance with ADA and the Texas Accessibility Standards ("TAS") (such ADA and TAS restroom and kitchen compliance work being referred to herein as the "LANDLORD COMPLIANCE WORK" and is also included in the term "Landlord Work"). ADA and TAS compliance for the Executive Bathroom is the responsibility of Tenant. Landlord shall indemnify and hold harmless Tenant for any fines, costs, or damages related to ADA or TAS non-compliance of the kitchen and/or bathrooms (other than the Executive Bathroom) unless such fines, costs or damages are caused by Tenant's failure to cooperate with Landlord in its completing any Landlord Work. Landlord will complete the Landlord Work described in Paragraph 1 above prior to August 26, 2002. Landlord will commence the Landlord Compliance Work within sixty (60) days following Landlord's receipt of written notice from the Tenant that it wants the Landlord Compliance Work to begin or upon Landlord receiving any notice from an individual or a governmental representative indicating the restroom and/or kitchen is not in ADA or TAS compliance, whichever first occurs. Once Landlord commences the Landlord Compliance Work, Landlord agrees to use commercially reasonable efforts to complete such work without undue delay, but Landlord shall not be required to pay overtime labor charges, or extra costs for night time or weekend work to expedite the completion date. Except for the original Landlord Work (but including the kitchen and restrooms once Landlord has completed the Landlord Compliance Work), Tenant shall, at its expense, be responsible for ADA and TAS compliance in the Premises, including the restrooms on the 53 rd floor of the Building. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA. Such determinations shall be the sole responsibility of Tenant. The Landlord Work shall be deemed to be "SUBSTANTIALLY COMPLETE" on the date that all Landlord Work (other than the Landlord Compliance Work and any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use or occupancy of the Premises) has been performed. Time is of the essence in connection with the obligations of Landlord and Tenant under this Work Letter. Landlord shall not be liable or responsible for any claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason. Tenant's sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Tenant Delay (defined below) shall be the resulting postponement (if any) of the commencement of rental payments under the Lease. "Tenant Delay" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Landlord Work, including the performance of work in the Premises by Tenant or Tenant's contractor(s) during the performance of the Landlord Work.

     3. Tenant in Possession during Landlord Compliance Work. Tenant understands that the Landlord Compliance Work to be performed pursuant to this Work Letter may result in noise, vibration, dirt, dust, odors, and other circumstances commonly attendant to construction. Tenant also understands that bringing the kitchen into ADA compliance may require a reconfiguration of the kitchen within the Premises. Tenant agrees to cooperate with Landlord in any required reconfiguration of the kitchen. Tenant hereby waives any claim of injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry or the performance of the Landlord Compliance Work required pursuant to the terms of this Work Letter, and the same shall not relieve Tenant of any obligations under the Lease. Landlord will attempt to minimize the disruption to Tenant's business during its performance of the Landlord Compliance Work. No entry into the Premises by Landlord under this Work Letter shall be deemed a forcible or unlawful entry into the Premises or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor shall such entry entitle Tenant to damages or an abatement of Rent or other charges that the Lease requires Tenant to pay. Tenant shall fully cooperate with Landlord and its contractors and shall not in anyway impede, inhibit or hinder any of the Landlord Compliance Work.

                                    EXHIBIT E

                                PARKING AGREEMENT

     This Parking Agreement (the "Agreement") is attached as an Exhibit to an Office Lease (the "Lease") between CRESCENT REAL ESTATE FUNDING X, L.P., as Landlord, and GAINSCO, INC., as Tenant, for the Premises, the Rentable Square Footage of which is 8,352, located on the 53 rd floor of the Building. Unless otherwise specified, all capitalized terms used in this Agreement shall have the same meanings as in the Lease.

1. As of the Commencement Date of the Lease, Tenant shall have the option to take up to seven (7) permits, one of which shall allow access to a reserved space and six (6) of which allowing access to unreserved spaces in Building parking garage which Landlord provides for the use of tenants and occupants of the Building (the "Parking Facilities"). In addition, Tenant shall have option to take up to five (5) permits allowing access to surface parking lot space, such rights to be on a month-to-month basis so long as Landlord as the right to control the surface parking lot. During the Term (including any renewal or extension), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each unreserved permit, plus any taxes thereon.

2. Tenant shall at all times comply with all Laws respecting the use of the Parking Facilities. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Facilities from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Facilities, and any violation of the rules and regulations shall subject the automobile in question to removal from the Parking Facilities.

3. Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate (as set from time to time) generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces for the parking permits provided hereunder shall be provided on an unreserved, "first-come, first-served" basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Facilities to be operated by an independent contractor, un-affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Landlord shall have no liability whatsoever for any damage to vehicles or any other items located in or about the Parking Facilities, and in all events, Tenant agrees to seek recovery from its insurance carrier and to require Tenant's employees to seek recovery from their respective insurance carriers for payment of any property damage sustained in connection with any use of the Parking Facilities. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, with assigned and/or reserved spaces. Such reserved spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Parking Facilities, at its discretion or if required by casualty, strike, condemnation, repair, alteration, act of God, Laws, or other reason beyond Landlord's reasonable control; provided, however, that except for matters beyond Landlord's reasonable control, any such closure shall be temporary in nature. If Tenant's use of any parking permit is precluded for any reason, Tenant's sole remedy for any period during which Tenant's use of any parking permit is precluded shall be abatement of parking charges for such precluded permits. Tenant shall not assign its rights under this Agreement except in connection with a Permitted Transfer.

4. Tenant's failure to pay for any of the above-referenced parking permits or to otherwise comply with any provision of this Agreement shall constitute an event of default under the Lease. In addition to any rights or remedies available to Landlord in the event of a default under the Lease, Landlord shall have the right to cancel this Agreement and/or remove any vehicles from the Parking Facilities. Furthermore, any event of default under the Lease shall constitute a default under this Agreement.

                                    EXHIBIT F

                       WELLS FARGO EXCLUSIVE BANKING RIGHT

     GAINSCO, INC ("Tenant") acknowledges that Wells Fargo Bank (Texas) N.A., its successors and assigns (herein "Wells Fargo") has the exclusive banking right to operate an institution offering traditional retail and consumer banking functions in the Building. By "exclusive banking right" it is intended that nowhere within the Building shall there be any banks, motor banks, automatic teller machines, savings and loan associations or thrift institutions of any type performing traditional retail and consumer banking functions within the Building other than Wells Fargo. In addition there shall be no machines or other equipment located in the Building capable of providing the services referenced above. The exclusive banking right shall not preclude the leasing of space in the Building to any other banking institution, savings and loan association, or thrift institution (such being collectively called "Financial Institutions") so long as (i) no such Financial Institution conducts traditional retail and consumer banking functions from the premises so leased or anywhere else in the Building, (ii) no such Financial Institution has any signage which is affixed to the Building, and (iii) no such Financial Institution occupies any space in the building which is less than thirty (30) feet above the ground level of the Building. The term "traditional retail and consumer banking functions" as used herein shall mean receiving retail and consumer deposits, paying checks, issuing money orders, cashier's checks, exchanging foreign currency and receiving and disbursing cash by any means whatsoever including without limitation human tellers or automated teller machines. The exclusive banking right granted to Wells Fargo shall not be construed as precluding Landlord from leasing space in the Building to a mortgage banker, an investment banker, a stock brokerage firm or to a real estate brokerage firm or other comparable entities not performing traditional retail and consumer banking functions within the Building.

                                    EXHIBIT G

                                OPTION TO EXTEND

A. RENEWAL PERIOD. Tenant may, at its option, extend the Term for one renewal period of five years (the "Renewal Period") by written notice to Landlord (the "Renewal Notice") given no earlier than 12 nor later than 9 months prior to the expiration of the Term, provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of the Premises, and (ii) no uncured event of default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an event of default). Such Renewal Period shall commence upon the expiration date of the initial Term. The Base Rent payable during the Renewal Period shall be at the Market Rental Rate for the Premises. Except as provided in Exhibit H and this Option to Extend, all terms and conditions of the Lease shall continue to apply during the Renewal Period.

B. MARKET RENTAL RATE. The "Market Rental Rate" shall be the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal in comparable space in a comparable building in the central business district of Dallas, Texas) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. The parties agree that the best evidence of the Market Rental Rate will be the rate then charged for comparable transactions in the Property.

C. ACCEPTANCE. Within 30 days of the Renewal Notice, Landlord shall notify Tenant of the Base Rent for such Renewal Period (the "Rental Notice"). Tenant may accept the terms set forth in the Rental Notice by written notice (the "Acceptance Notice") to Landlord given within 15 days after receipt of the Rental Notice. If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt, execute a lease amendment confirming the Base Rent and other terms applicable during the Renewal Period. If Tenant fails timely (i) to deliver its Acceptance Notice or (ii) to execute and return the required lease amendment, then this Option to Extend shall automatically expire and be of no further force or effect. In addition, this Option to Extend shall terminate upon assignment of this Lease or subletting of all or any part of the Premises not made in connection with a Permitted Transfer.

                                    EXHIBIT H

                               TERMINATION OPTION

Tenant shall have the option to terminate this Lease at any time after the 40 th month of the original Term, provided that (i) Tenant gives Landlord at least nine (9) months prior written notice of Tenant's election to terminate, and (ii) Tenant is not in default under this Lease at the time of the giving of such notice nor on the Termination Date (as defined below). Such notice must specify the date on which Tenant desires the termination to become effective (the "Termination Date"), which date must be the last day of a calendar month. Additionally, Tenant's right to terminate hereunder is conditioned upon the payment in full by Tenant, on or before the Termination Date, of (i) all Rent through and including the Termination Date, and (ii) the cash sum of $29,232.00 (collectively, the "Termination Payment"). After Landlord's receipt of the Termination Payment and as long as Tenant has surrendered the Premises in the condition required under this Lease, neither party shall have any rights, liabilities or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the termination of this Lease. In the event the Term is extended (pursuant to the right contained in Exhibit G of this Lease or otherwise) Tenant's Termination Option pursuant to this Exhibit H shall be deemed waived and of no further force or effect.